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INDEPENDENT AUDITORS' CONSENT
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The Board of Trustees
The Commerce Funds:


We consent to the use of our report dated December 8, 1995 incorporated herein by reference and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


/s/KPMG Peat Marwick LLP
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KPMG Peat Marwick LLP

Kansas City, Missouri
February 26, 1996